UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2013

ARC Group Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah

(State or other jurisdiction of incorporation)

000-18122 (Commission File Number)	87-0454148 (IRS Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   386-736-4890

N/A

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 0240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Board Members

Effective as of December 10, 2013, Todd Grimm has been appointed as a member of the Board. Mr. Grimm shall serve as a member of the Board’s Audit Committee and Compensation Committee as well.

Todd Grimm is the President of T.A. Grimm & Associates, Inc. in Edgewood, KY, where he is a consultant on rapid prototyping. Prior to starting T.A. Grimm & Associates, Inc., Mr. Grimm was the marketing manager for what became one of the leading rapid prototyping service bureaus. Prior to starting T.A. Grimm & Associates Mr. Grimm held various positions in additive manufacturing service bureaus.

Following his appointment becoming effective, Mr. Grimm shall receive the same compensation for their service on our Board that we provide to our other independent directors, namely, an annual fee of $40,000.

Item 8.01:	Other Events.

Press Release

On December 10, 2013 the Company issued a press release, attached hereto as Exhibit 99.1.

(d)	Exhibits.

Exhibit No.	Description of Exhibit.

Exhibit 99.1	Press Release dated December 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.
(Registrant)

Date: December 10, 2013	By:	/s/ Jason T. Young
Name: Jason T. Young
Title: Chief Executive Officer